Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 30, 2021, with respect to the consolidated financial statements of ID Experts Holdings, Inc. and subsidiary, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement/prospectus.

/s/ KPMG LLP

Portland, Oregon

November 14, 2022